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                                                                    EXHIBIT 23.5


               [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]


                                 June 24, 1997



Muldoon, Murphy & Faucette
5101 Wisconsin Avenue, N.W.
Washington, DC 20016

Ladies and Gentlemen:

     We hereby consent to the filing of our opinion to you concerning certain matters of Delaware law in connection with the public offering (the "Offering") by Life Financial Corp., a Delaware corporation (the "Company"), of shares of its common stock, par value $.01 per share, in draft or final form, as an exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission by the Company in connection with the Offering, and all amendments thereto, and to the reference to this firm in the "Legal Matters" section of the Prospectus relating to the Offering.

                                       Very truly yours,



                                       /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
                                       ------------------------------------
                                           Morris, Nichols, Arsht & Tunnell